STRATEGIC INCOME PORTFOLIO

                    (formerly called Short-Term Income Portfolio)

                          AMENDMENT TO DECLARATION OF TRUST

                                    March 1, 1995

              AMENDMENT, made March 1, 1995 to the Declaration of Trust made May 1, 1992, as amended February 23, 1994, (hereinafter called the "Declaration") of Short-Term Income Portfolio, a New York trust (hereinafter called the "Trust"), by the undersigned, being at least a majority of the Trustees of the Trust in office on March 1, 1995.

              WHEREAS, Section 10.4 of Article X of the Declaration empowers a majority of the Trustees of the Trust to amend the Declaration without the vote or consent of Holders to change the name of the Trust;

              NOW THEREFORE, the undersigned Trustees, do hereby amend the Declaration in the following manner:

              1. The caption at the head of the Declaration is hereby amended to read as follows:

                              STRATEGIC INCOME PORTFOLIO

              2. Section 1.1 of Article I of the Declaration is hereby amended to read as follows:

                                      ARTICLE I

                                         NAME

              1.1 NAME. The name of the trust created hereby (the "Trust") shall be Strategic Income Portfolio and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever hereinafter used) shall refer to the Trustees as Trustees, and not individually, and shall not refer to the officers, employees, agents or independent contractors of the Trust or holders of interests in the Trust.

              IN WITNESS WHEREOF, the undersigned Trustees have executed this instrument as of this 1st day of March, 1995.


     /s/ Landon T. Clay
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     Landon T. Clay                                     Samuel L. Hayes, III

     /s/ Donald R. Dwight                               /s/ Norton H. Reamer
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     Donald R. Dwight                                   Norton H. Reamer

     /s/ James B. Hawkes                                /s/ John L. Thorndike
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     James B. Hawkes                                    John L. Thorndike

                                                        /s/ Jack L. Treynor
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                                                        Jack L. Treynor